Exhibit 4.8

Description of the Registrant’s SECURITIES Registered Pursuant to Section 12 Of the Securities Exchange Act of 1934

Oncternal Therapeutics, Inc. (“we,” “us,” and “our”) has one class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended: common stock.

Description of Common Stock

General

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation (the “certificate of incorporation”), and Amended and Restated Bylaws (“bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our certificate of incorporation and our bylaws for additional information.

Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 125,000,000, consisting of 120,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws, the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”), and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation and bylaws, the DGCL and such agreements. For information on how to obtain copies of our certificate of incorporation, bylaws and such agreements, which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit is a part.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters properly submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the certification of incorporation that relates to solely to the terms of any outstanding series of preferred stock if the holders such preferred stock are entitled to vote thereon by law or pursuant to the certification of incorporation. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds.

Dissolution, Liquidation or Winding Up

Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ONCT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 150 Royall Street, Canton, MA 02021.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute.

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

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prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

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any merger or consolidation involving the corporation and the interested stockholder;
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any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);
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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
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subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and
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the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Charter Documents.

Our certificate of incorporation and bylaws provide that our board of directors be divided into three classes of directors, as nearly equal in number as possible, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us since the classification of the board of directors generally increases the difficulty of replacing a majority of directors. In addition, our certificate of incorporation and bylaws:

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provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;
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establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at a stockholder meeting;
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provide that the authorized number of directors may be changed only by resolution of the board of directors; and
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provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote is required to amend a corporation’s bylaws, unless a corporation’s certificate of incorporation requires a greater percentage or also confers the power upon the corporation’s directors. Our bylaws may be amended or repealed by:

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the affirmative vote of a majority of our directors then in office; or
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the affirmative vote of the holders of at least 66-2/3% of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors

The foregoing provisions of our certificate of incorporation may be amended or repealed only with the affirmative vote of a majority of our directors and the affirmative vote of the holders of at least 66-2/3% of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.